Exhibit 99.3



Unaudited Pro Forma Condensed Consolidated Financial Information

     The following unaudited pro forma condensed consolidated balance sheet at June 30, 2005 and unaudited pro forma condensed consolidated statements of income for the period ended June 30, 2005; give effect to the merger of Consolidated Bank & Trust Company completed on July 29, 2005. The unaudited pro forma consolidated financial statements are based on the unaudited consolidated financial statements of Abigail Adams National Bancorp at and for the period ended June 30, 2005, and Consolidated Bank & Trust Company at and for the period ended June 30, 2005.

     The unaudited pro forma condensed consolidated financial statements give effect to the Consolidated Bank & Trust Company merger using the purchase method of accounting under accounting principles generally accepted in the United States of America. These adjustments are preliminary and are subject to change. The final adjustments will be calculated after the merger is effective and may be materially different from those presented.

     The unaudited pro forma information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the mergers been consummated on the dates or at the beginning of the periods presented, and is not necessarily indicative of future results. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto of Abigail Adams National Bancorp and Consolidated Bank & Trust Company previously filed.

     The unaudited pro forma stockholders' equity and net income derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Abigail Adams National Bancorp common stock or the actual or future results of operations of Abigail Adams National Bancorp for any period. Actual results may be materially different than the pro forma data presented.


Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                                                     At June 30, 2005 (1)
                                                ----------------------------------------------------------------
                                                Abigail Adams
                                                  National       Consolidated      Pro Forma
                                                  Bancorp        Bank & Trust     Acquisition        Combined
                                                 Historical       Historical     Adjustments(2)      Pro Forma
                                                 -----------     ------------    -------------      -----------
                                                                        (In thousands)
Assets:
      Cash and due from banks................  $       9,383    $       3,647   $     5,000 (4)   $     18,030
      Federal funds sold.....................            195            7,737        (1,457)(5)          6,475
      Interest earning deposits in other
      banks..................................          4,732               --             --             4,732
      Investment securities available for
      sale...................................         32,369           18,067             --            50,436
      Investment securities held to maturity.         16,710               --             --            16,710
      Loans, net.............................        188,490           37,716          (775)(3)        225,431
      Premises and equipment, net............          1,245            1,603           637 (3)          3,485
      Goodwill ..............................             --               --         1,269 (3)          1,269
      Other identifiable intangible assets...             --               --           976 (3)            976
      Other assets...........................          4,722            1,125           (51)(3)          5,796
                                               -------------    -------------   ------------      -------------
           Total assets......................  $     257,846    $      69,895   $     5,599       $    333,340
                                               =============    =============   ============      =============

Liabilities and Stockholders' Equity:
Liabilities:
      Deposits...............................  $     221,968    $      66,806   $       (71)(3)   $    288,703
      Borrowed funds.........................          8,427               --         5,000 (4)         13,427
      Obligation under capital lease.........             --              403            --                403
      Other liabilities......................          1,765              904           190 (3)          2,859
                                               -------------    -------------   ------------       ------------
           Total liabilities.................        232,160           68,113         5,119            305,392
                                               =============    =============   ============       ============
Stockholders' Equity:
      Common stock...........................             33            2,605        (2,604)(2)             34
      Additional paid-in capital.............         22,628            3,258          (997)(2)         24,889
      Retained earnings (accumulated
      deficit)...............................          3,315           (2,466)        2,466 (2)          3,315
      Treasury stock.........................            (98)              --            --                (98)
      Accumulated other comprehensive loss...           (192)          (1,615)        1,615 (2)           (192)
                                               --------------   --------------  ------------       ------------
         Total stockholders' equity..........         25,686            1,782           480             27,948
                                               --------------    -------------  ------------       ------------
         Total liabilities and stockholders'
         equity..............................  $     257,846    $      69,895   $     5,599       $    333,340
                                               =======+======    =============  ============       ============

------------------------
(1) Assumes that the acquisition of Consolidated Bank & Trust was completed at June 30, 2005 utilizing the purchase method of accounting.
(2) Assumes an aggregate purchase price of $2.7 million which includes $2.3 million to be paid in stock (139,101 shares at the purchase price of $16.26 per share established July 29, 2005) and an estimated $425,000 in acquisition related professional fees to be paid from overnight investments.
(3) Adjustment of assets and liabilities to estimated fair values. A net deferred tax liability is included at a marginal rate of 40% for the tax effect of the fair value adjustments and the deductible portion of the direct costs of the merger. The market valuation premiums and discounts attributable to the merger are amortized over the estimated lives of the related assets and liabilities. The adjustment for loans is amortized over the 4 years using the interest method. The increase in premises is amortized over 30 years using the straight-line method. For deposits, the amortization is over 2 years using the straight-line method. The core deposit intangible is being amortized using the straight-line method over 8 years. These adjustments are preliminary and are subject to change. The final adjustments will be calculated when the merger is effective and may be materially different from those shown here. (4) Capital infusion into Consolidated Bank & Trust by Abigail Adams National Bancorp as required by the Federal Reserve Bank of Richmond as a condition to the merger. Abigail Adams National Bancorp secured funding for the capital infusion by way of a loan agreement dated July 27, 2005 at a variable rate adjustable to always equal the prime rate as quoted in the Wall Street Journal. (5) Estimated direct cost of $1,032,000 to be paid by Consolidated Bank and Trust and $425,000 to be paid by Abigail Adams National Bancorp from overnight investments.

Unaudited Pro Forma Condensed Consolidated Statements of Income

                                                          For the Six Months Ended June 30, 2005 (1)
                                                ----------------------------------------------------------------
                                                Abigail Adams
                                                  National       Consolidated      Pro Forma
                                                  Bancorp        Bank & Trust     Acquisition        Combined
                                                 Historical       Historical     Adjustments(2)      Pro Forma
                                                 -----------     ------------    -------------      -----------
                                                           (In thousands except per share amounts)

      Interest income........................  $       7,804    $       1,821   $       139(2)(4) $       9,764
      Interest expense.......................          1,529              292           181(2)(5)         2,002
                                               -------------    -------------   -----------       -------------
      Net interest income (loss).............          6,275            1,529           (42)              7,762
      Provision for credit losses............            100               --            --                 100
                                               -------------    --------------  ------------       -------------
      Net interest income (loss) after
      provision for   credit losses..........          6,175            1,529           (42)              7,662
      Noninterest income from continuing
      operations.............................            930              300            --               1,230
      Noninterest expense from continuing
      operations.............................          4,009            1,932            72(2)(3)         6,013
                                               -------------    -------------   -----------       -------------
      Income (loss) from continuing
      operations before income taxes.........          3,096             (103)         (114)              2,879
      Income taxes from continuing operations          1,230               --           (46)              1,184
                                               -------------    --------------   ------------      -------------
      Net income (loss) from continuing
      operations.............................  $       1,866    $        (103)  $       (68)      $       1,695
                                               =============    ==============  ============      =============

      Earnings (loss) per share from continuing operations:
        Basic................................  $        0.56    $       (0.40)  $        --       $        0.49
        Diluted..............................  $        0.56    $       (0.40)  $        --       $        0.49

      Shares used for calculating earnings per share:
        Basic................................      3,323,096          260,488       139,101           3,462,197
        Diluted..............................      3,331,455          260,488       139,101           3,470,556

--------------------------
(1) Assumes that the merger of Consolidated Bank & Trust was completed at the beginning of the period presented.
(2) Purchase accounting adjustments represent market valuation premiums and discounts attributable to the merger, which are amortized over the estimated lives of the related assets and liabilities. The adjustment for loans is amortized over 4 years using the interest method. The increase in premises is amortized using the straight-line method over 30 years. For deposits, the adjustment is amortized using the straight-line method over 2 years. The core deposit intangible is being amortized using the straight-line method over 8 years. (3) Non-interest expenses do not reflect anticipated cost savings. (4) Reflects the reduction in interest income relating to the payment of direct acquisition costs. These funds were assumed to have a pre-tax yield of 2.2%. (5) Includes interest cost of $163,000 on new debt of $5 million used for capital infusion into Consolidated Bank & Trust.

Unaudited Comparative Pro Forma Per Share Data

     The table below summarizes selected per share information about Abigail Adams National Bancorp and Consolidated Bank & Trust Company. The Abigail Adams National Bancorp per share information is presented on a pro forma basis to reflect the merger with Consolidated Bank & Trust Company. The Consolidated Bank & Trust Company per share information is presented both historically, and on a pro forma basis to reflect the merger.

     The data in the table should be read together with the financial information and the financial statements of Abigail Adams National Bancorp and Consolidated Bank & Trust Company, which have been previously filed. The pro forma per common stock data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included herein which reflect the potential effects of cost savings or synergies which may be obtained by combining the operations of Abigail Adams National Bancorp and Consolidated Bank & Trust Company or the costs of combining the companies and their operations.

     It is further assumed that Abigail Adams National Bancorp will pay a cash dividend after the completion of the merger at the annual rate of $0.50 per share. The actual payment of dividends is subject to numerous factors, and no assurance can be given that Abigail Adams National Bancorp will pay dividends following completion of the merger or that dividends will not be reduced in the future.


                                                                                               Unaudited
                                                                                        -----------------------
                                                                                          Combined Pro Forma
                                                   Abigail Adams                          Amounts for Abigail         Unaudited
                                                      National      Consolidated Bank       Adams National            Pro Forma
                                                      Bancorp        & Trust Company     Bancorp/Consolidated     Consolidated Bank
                                                     Historical         Historical       Bank & Trust Company      & Trust Company
                                                   -------------------------------------------------------------------------------
                                                                                (Shares in thousands)

Book value per share at June 30, 2005........     $        7.73     $        6.85       $        8.07         $       52.24(1)

Shares outstanding at June 30, 2005..........     $       3,324     $         260       $       3,463         $         139(2)

Cash dividends paid per common share for the
  period  ended June 30, 2005 ...............     $        0.25     $         --        $        0.25         $          --

Basic earnings (loss) per share from continuing operations:
  For the period ended June 30, 2005.........     $        0.56     $       (0.40)      $        0.49         $       (0.39)(3)

Diluted earnings (loss) per share from continuing operations:
  For the period ended June 30, 2005.........     $        0.56     $       (0.40)      $        0.49         $       (0.39)(3)

---------------------------
(1) Calculated by dividing Consolidated Bank & Trust Company's pro forma stockholder's equity at June 30, 2005 of $7,262,000 by their pro forma shares of 139,000. The pro forma stockholder's equity includes $5,000,000 of capital infusion by Abigail Adams National Bancorp as required by the Federal Reserve Bank of Richmond as a condition of the merger.
(2) Calculated by multiplying the historical Consolidated Bank & Trust Company shares by an exchange ratio of 0.534 which represents the number of shares, of Abigail Adams National Bancorp common stock, a Consolidated Bank & Trust Company shareholder will receive for each share of stock owned.
(3) Calculated by dividing Consolidated Bank & Trust Company's pro forma net loss for the period ending June 30, 2005 of $54,000 by their pro forma shares of 139,000. The historical net loss of $103,000 was reduced by pro forma purchase accounting adjustments resulting from market valuation premiums and discounts attributable to the merger as follows: interest income increased by $139,000; interest expense increased by $18,000; and noninterest expense increased by $72,000.